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                                                                FILED
                                                             OCT 20 1998
                                                                9 AM
                                                           /s/ [ILLEGIBLE]
                                                          SECRETARY OF STATE

                          CERTIFICATE OF INCORPORATION

                                       OF

                             CHIN ENTERPRISES. INC.

            FIRST. The name of this corporation shall be:

                             CHIN ENTERPRISES, INC.

            SECOND. Its registered office in the State of Delaware is to be located at 4305 Lancaster Pike, in the City of Wilmington County of New Castle 19805, and its registered agent at such address is CORPORATION SERVICE COMPANY.

            THIRD. The purpose or purposes of the corporation shall be:

            To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

            FOURTH. The total number of shares of stock which this corporation is authorized to issue is:

            One Hundred Fifty Thousand (150,000) shares of the par value of One Dollar ($1.00) each, amounting to One Hundred Fifty Thousand Dollars ($150,000.00).

            FIFTH. The name and mailing address of the incorporator is as follows:

                              JANE S. KRAYER
                              Corporation Service Company
                              4305 Lancaster Pike
                              Wilmington, Delaware 19805

            SIXTH. The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

            IN WITNESS WHEREOF, the undersigned, being the incorporator hereinbefore named, has executed, signed and acknowledged this certificate of incorporation this twentieth day of October, A.D. 1986.


                                        /s/ Jane S. Krayer
                                        ---------------------------------
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            Certificate of Amendment of Certificate of Incorporation

                                       of

                             Chin Enterprises, Inc.

            It is hereby certified that:

            1. The name of the corporation (hereinafter called the "corporation") is

                             Chin Enterprises, Inc.

            2. The certificate of incorporation of the corporation is hereby amended by striking out Article FIRST thereof and by substituting in lieu of said Article the following new Article:

"First: The name of the corporation (hereinafter the 'corporation') is CEI
        Communications, Inc."

            3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware."

Signed and attested to on December 8, 1987


                                        /s/ Paul J. Tobin
                                        --------------------------------
                                        Paul J. Tobin, President

Attest:


/s/ George Michaels
---------------------------------
George Michaels, Secretary